REORGANIZATION AGREEMENT

This Reorganization Agreement ("Agreement") is made and entered into as of this 23 rd day of December, 1999, between and among (i) Cybertel Communications Corp., a Nevada corporation, which is referred to herein as the "Company," (ii) Telenomics, Inc., a California corporation, which is referred to herein as "Telenomics," and (iii) each person identified in Schedule A attached hereto, who are, collectively the beneficial owners of 60,162.5 shares of the authorized stock of Telenomics, which constitutes 100% of the issued and outstanding capital stock of Telenomics, who are referred to herein individually as a "Telenomics Shareholder and collectively as the "Telenomics Shareholders").

WHEREAS, the Telenomics Shareholders, as set forth in Schedule A hereto, own and have the right to sell, transfer and convey, collectively, 60,162.5 shares of the authorized stock of Telenomics, which constitutes one hundred percent (100%) of the issued and outstanding capital stock of Telenomics; and

WHEREAS, the Company wishes to acquire one hundred percent (100%) of the issued and outstanding capital stock of Telenomics, from the Telenomics Shareholders; and

WHEREAS, the Telenomics Shareholders have agreed to deliver 60,162.5 shares of the authorized stock of Telenomics which constitutes one hundred percent (100%) of the issued and outstanding shares of common stock of Telenomics to the Company in exchange for that consideration set forth in Schedule A hereto; and

WHEREAS, the parties hereto wish to formalize the above mentioned agreements and thereafter accomplish such exchange on the terms and conditions set forth herein.

NOW THEREFORE, for and in consideration of the premises, and the agreement, covenants, representations and warranties hereinafter set forth, and other good and valuable considerations, the receipt and adequacy all of which are forever acknowledged and confessed, the parties hereto agree as follows:

1. REPRESENTATIONS AND WARRANTIES BY TELENOMICS, AND THE TELENOMICS SHAREHOLDERS. Telenomics and the Telenomics Shareholders hereby jointly and severally make the following express representations and warranties to the
Company:

     A. Telenomics is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

     B. Telenomics and the Telenomics Shareholders have taken all necessary steps to assure that Telenomics has the corporate power and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own the property and conduct its business in the places and in the manner now conducted. Copies of the Articles of Incorporation and By-Laws of Telenomics have heretofore been furnished to the Company by Telenomics and/or the Telenomics Shareholders, and all such copies are true, correct and complete copies of the original Articles of Incorporation and By-Laws including all amendments thereto.

     C. Telenomics has the corporate authority to issue a total of 100,000 shares of stock which have not been classified and which have no par value designated, of which 60,162.5 shares have been issued and are presently outstanding.

     D. The execution, delivery and performance of this Agreement by Telenomics and the Telenomics Shareholders and the transactions contemplated hereby:

        (i) Are within the corporate powers of Telenomics, are not in contravention of the terms of any of the terms of the Articles of Incorporation, Bylaws or any amendments thereto of Telenomics, and have been duly authorized by the Board of Directors of Telenomics, and to the best knowledge of the officers of Telenomics and the Telenomics Shareholders are not in contravention of law;

       (ii) Except as disclosed in Schedule B hereto, will neither conflict with nor result in any breach or contravention of, or the creation of any lien under, any indenture, agreement, lease, instrument or understanding to which Telenomics or any Telenomics Shareholder is a party or by which any of the Assets of Telenomics is or are bound; and

       (iii) Are and will constitute the valid and legally binding obligations of Telenomics and of each and every Telenomics Shareholder, enforceable in accordance with the terms of this Agreement.

E   Except as disclosed in Schedule C hereto, Telenomics has no subsidiaries and does not own any security of any corporation. Further, except as disclosed in Schedule C, none of the Telenomics Shareholders has conducted the business of Telenomics or any business similar to the business of Telenomics or related to the business of Telenomics under any other name or identity within the last three years.

F. Telenomics and the Telenomics Shareholders have prepared and delivered to the Company an accurate list of any and all assets employed or possessed by Telenomics as set forth on Schedule D hereto (the "Assets") which list
includes, but is not limited to all:    (i) leasehold interests in all
properties, together with all improvements, and fixtures thereon (collectively "Leasehold Interests"), (ii) all equipment, tool and machinery, (iii) the value of all prepaid supplies as carried on the books of Telenomics, (iv) the value of prepaid expenses of Telenomics as carried on the books of Telenomics,
(v) a listing of all cash, reserves, deposits, investments and all other cash items of Telenomics, (vi) a listing of all accounts receivable of Telenomics, whether recorded or unrecorded or assigned for collection, (vii) a listing of all financial records, customer lists, personnel records, account receivable records, equipment records, libraries, customer billing records, documents, catalogs, books, records, files, operating manuals, and existing financial data relating to the ownership and operation of Telenomics which is currently in the possession of Telenomics or in the possession of a third party known to Telenomics and/or the Telenomics Shareholders, (viii) a listing of those commitments, contracts, leases and agreements relating to the business of Telenomics ("Contracts"), (ix) a listing of all licenses and permits held by Telenomics relating to the ownership, development and operations of the Assets and of the business of Telenomics, (x) a listing of the trade names or variations thereof (and associated goodwill) relating to the Assets and to the business of Telenomics, and (xi) a listing of all property, real or personal, tangible or intangible, arising or acquired in the ordinary course of its business between the effective date hereof and Closing. Telenomics shall hold good and marketable title to the Assets and all parts thereof free and clear of all agreements, liabilities, claims, security interest, liens, restrictions and encumbrances, except as expressly noted in Schedule E hereto.

G. Telenomics and the Telenomics Shareholders have delivered to the Company copies of those financial statements set forth on Exhibit I hereto respecting operation of Telenomics, prepared by Malone & Bailey, PLLC ("Existing Financial Statements").

The audited balance sheets and income statements have been prepared by Telenomics and the Telenomics Shareholders from the books and records of Telenomics and, to the best of their knowledge, accurately reflect the status and results of operations of Telenomics as of the dates specified therein. Except as disclosed in Schedule F, since June 30, 1999 (the "Balance Sheet Date"), to the best knowledge of Telenomics and the Telenomics Shareholders there have occurred no material adverse changes in the financial condition or business of Telenomics as reflected in such Existing Financial Statements, other than changes in the ordinary course of business which have not had any material adverse effect on the business or financial condition of Telenomics, or any of its Assets.

H. Telenomics and the Telenomics Shareholders have delivered to the Company an accurate list and summary description (See Schedule G) as of the Balance Sheet Date of all licenses, permits, franchises, certificates of need, certificate of need applications, trademarks, trade names, patents, patent applications and copyrights, owned or held by Telenomics relating to the ownership, development or operations of Telenomics, all of which are now valid, in good standing, not subject to renewal prior to Closing. Except as disclosed in Schedule G, Telenomics and the Telenomics Shareholders are not aware of any licenses, permits, franchises, certificates of need, certificate of need applications, trademarks, trade names, patents, patent applications and copyrights which are not possessed or held by which taken together with the business of Telenomics such failure to possess or hold the same would materially adversely effect the ability of Telenomics to conduct its existing business or any proposed business.

I. Telenomics and the Telenomics Shareholders have delivered to the Company an accurate list (Schedule H) as of the Balance Sheet Date of all material agreements which relate to or may affect the Assets or the operation of the Telenomics, to which Telenomics is a party or by which Telenomics or any of its Assets is bound, and have made copies of such agreements available to the Company for inspection. None of such agreements unduly burdens or restricts Telenomics in conducting its current ordinary course of businesses. Telenomics has, complied with all material commitments and obligations under all such agreements; such agreements constitute the entire agreements by and between the parties as respectively indicated on Schedule H.

Telenomics is not a party to nor are its Assets bound by:

(i) Except as expressly set forth in Schedule H, any contracts or commitments affecting ownership of, title to, use of, or any interest in the Assets;

(ii) Except as expressly set forth in Schedule H, any patent licensing agreements or any other agreements or commitments with respect to patents, patent applications, trademarks, trade names, technical assistance, copyrights or other like terms;

(iii) Except as expressly set forth in Schedule H, any incentive compensation, pension, retirement, profit sharing or other like employee pension or welfare plans of any nature whatsoever, other than sick leave and vacation policies for any of the employees of Telenomics;

(iv) Except as expressly set forth in Schedule H, any collective bargaining agreements or other contracts or commitments to or with any labor unions or other employee representatives or groups of employees affecting or which could affect the Assets;

(v) Except as expressly set forth in Schedule H, any employment contracts or any other contracts, agreements or commitments to or with individual employees or agents affecting or which could affect its business or the Assets extending for a period of more than ninety (90) days from the Closing Date, or which cannot be terminated without cause upon not more than ninety (90) days notice without payment of penalty or equivalent thereof;

(vi) Except as expressly set forth in Schedule H, any other contracts or commitments providing for payments based in any way on the revenues, purchases or profits of Telenomics; or

(vii) Except as expressly set forth in Schedule I, any contract or commitment, not in the ordinary course of business, which involves future payments, performance of services or delivery of goods or materials, to or by Telenomics or the Telenomics Shareholders of any amount or value in excess of Five Thousand Dollars ($5,000) in the aggregate affecting or which affects or which could affect the business or the Assets of Telenomics.

J. Telenomics and the Telenomics Shareholders have delivered to the Company a list and description of the Contracts. Telenomics and the Telenomics Shareholders warrant and represent that:

(i) The Contracts constitute the entire agreements by and between the respective parties thereto; and

(ii) In all material respects, all obligations required to be performed under the terms of the Contracts have been performed, and each of the Contracts is now and, except as noted in one or more of the schedules hereto, will be, upon and after the Closing Date, in full force and effective without default on the part of the parties thereto; and

(iii) With respect to any leases respecting real estate:

        (a) Telenomics and the Telenomics Shareholders, to the best of their knowledge, have not received any notice of violation of any applicable ordinance or other law, order, regulation or requirement, or notice of condemnation, lien, assessment or the like, relating to any part of the real property at which any business conducted by Telenomics are located or from which they are operated;

        (b) To the best knowledge of Telenomics and the Telenomics Shareholders, each operation of Telenomics, wherever located, is in compliance with all applicable zoning ordinances and the consummation of transactions contemplated herein will not result in a violation of any applicable zoning ordinance or termination of any applicable zoning variance now existing;

        (c) All fixtures and improvements within or upon real estate utilized by Telenomics is in operating condition and in a reasonable state of maintenance and repair, except for deterioration caused by normal wear and tear in the ordinary course of business;

K. All the inventory and prepaid supplies constituting any part of the Assets are of a quality usable and salable in the ordinary course of the business of Telenomics.

L. Telenomics and the Telenomics Shareholders have delivered to the Company an accurate list and a substantially complete description (Schedule C of all the equipment (including all software) associated with, or constituting any part of the Assets as of the Balance Sheet Date, designating which of the equipment is owned or leased by Telenomics. The equipment included in Schedule
C), except as noted, is adequate in all material respects to fully equip and operate Telenomics as now being operated and is in operating condition and in a reasonable state of maintenance and repair, except for deterioration caused by normal wear and tear in the ordinary course of business;

Except as disclosed in Schedule J, since the Balance Sheet Date, Telenomics has not acquired or sold or otherwise disposed of any equipment associated with, or constituting any part of, the Assets, other than in the ordinary course of business.

M. Telenomics will have good and marketable title to all properties, assets and leasehold estates, real and personal, constituting or associated with the Assets or any part thereof, subject to no mortgage, lien, pledge, security interest, conditional sales agreement, encumbrance or charge, except as set forth on Schedule E and liens for current taxes and assessments, if any, with respect to which no default exists.

N. Telenomics and the Telenomics Shareholders have delivered to the Company an accurate schedule (Schedule K) as of the Balance Sheet Date reflecting the insurance policies covering the ownership and operations of the Assets by Telenomics, which Schedule K reflects the policies' numbers, terms, identity of insurers, amounts and coverage. All of such policies are now and will be until Closing in full force and effect on an occurrence basis with no premium arrearages. True and correct copies of all such policies and any endorsements thereto have been made available for inspection by the Company.

0. Telenomics currently employs those individuals set forth in Schedule L hereto at the salary levels set forth therein. Telenomics and the Telenomics Shareholders have provided to the Company access to all materials containing policies and procedures governing employees of Telenomics. Except as set forth in Schedule L, Telenomics does not have and has never had any pension, profit sharing, deferred compensation or other employee pension or welfare benefit plan or arrangement relating to the operations of Telenomics (other than sick leave and vacation policies as expressly set forth in Schedule L. There is not pending and, to the knowledge of Telenomics or the Telenomics Shareholders, there is not threatened, any employee strike or work stoppage affecting Telenomics. Further, no employee has threatened to leave the employ or has left the employ of Telenomics for the preceding twelve months except as set forth in Schedule L hereto. Schedule L hereto sets forth all employment contracts entered into between Telenomics and any employees of Telenomics, copies of which have been provided to the Company.

P. Telenomics and the Telenomics Shareholders have delivered to the Company an accurate list and summary description (Schedule M) as of the Balance Sheet Date of all litigation, complaints or proceedings to which Telenomics or any Telenomics Shareholder is a party as the same relates to or in any way is connected with the operation of Telenomics. Telenomics is not in default under any law or regulation, or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located which would have a material adverse effect on the Assets or the operation of Telenomics and, except to the extent set forth on Schedule M there are no claims, actions, suits, proceedings or investigations pending or to the best knowledge of Telenomics and/or the Telenomics Shareholders threatened against or affecting Telenomics and/or the Assets or the Telenomics Shareholders, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located.

Q. Since the Balance Sheet Date, except as disclosed in the Schedules attached hereto, there has not been, other than in the ordinary course of business:

(i) Any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of Telenomics;

(ii) Any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Telenomics;

(iii) Any material increase in the compensation payable or to become payable by Telenomics to any Telenomics: employee, officers, or agents, or any bonus payment or arrangement made to or with any thereof,

(iv) Any labor dispute, proposed law or regulation or any event or condition of any character materially adversely affecting the business or future prospects of Telenomics; or

(v) Any transaction by Telenomics outside the ordinary course of its business.

R. The Telenomics Shareholders are acquiring the Shares of the Company solely for their own account, for investment, and not with a view to any subsequent "distribution" thereof within the meaning of the Securities Act of 1933, as amended (said Act and rules and regulations promulgated thereunder being hereinafter referred to as the "Act"). The Telenomics Shareholders understand that the Company's Shares have not been registered under the Act or Securities laws of any State ("State Act") by reason of the specific exemptions therefrom, which exemptions depend in part upon their subjective investment intent as expressed herein. In furtherance of the foregoing, each shall be required to execute and deliver to the Company an Investment Letter, in the form attached hereto as Exhibit 2, as a condition precedent to the issuance of the Company's securities issuable to them hereunder.

S.  The Telenomics Shareholders hereby acknowledges that they are:

        (I) "Accredited Investors" as such term is defined in Regulation D promulgated under the Act, or they have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed transaction and their acquisition of the Company's Shares, and

        (ii) That they are able to bear the economic risks associated with the acquisition of the Company's Shares and are able to protect their own interests in an investment of this nature.

T. Each Telenomics Shareholder possesses good title to his respective shares of Telenomics common stock, free and clear of all liens, charges, encumbrances and restrictions, except restrictions as to resale imposed by state and federal securities laws. No consent, approval or authorization of any government, administrative agency or court, domestic or foreign having jurisdiction over the Telenomics Shareholders is legally required for the sale or the transfer of the Telenomics Shares to the Company in the manner contemplated by this Agreement.

U. The Shares of Telenomics common stock, to be tendered by each Telenomics Shareholder to the Company pursuant to this Agreement were, when issued and remain, duly and validly issued and authorized by Telenomics and remain issued on a fully paid basis with no further right of assessment by the Company.

V. Those person designated in Schedule A hereto, who are husband and wife, each reside in the State of California. The shares of Telenornics common stock to be tendered by them to the Company are property of their respective marital community estates. It is their intent and desire, which intent and desire is hereby affirmed and acknowledged through execution and delivery of this Agreement, to transfer the Telenomics Shares for and on behalf of their respective marital community estates as such and in connection therewith, upon tender of such shares of Telenomics common stock on Closing, each waives any further interest as to such Shares for and on behalf of their respective marital community estates.

Telenomics and each of the Telenomics Shareholders further represents and warrants that all of the representations and warranties set forth above are true as of the date of this Agreement, and shall be true at the Closing Date. The Telenomics Shareholder's obligations with respect to the truthfulness of said representations as of the date of Closing shall survive the closing for a period of 90 days after the date of Closing. Further, the Exhibits and Schedules hereto and all other documents and information furnished to the Company and the Company's representatives by Telenomics and the Telenomics Shareholders pursuant hereto do not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading.

2. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company hereby makes the following express representations and warranties to Telenomics and the Telenomics Shareholders:

A. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power to own its properties and carry on its business as now being conducted. Certified copies of the Company's Articles of Incorporation and By-Laws have heretofore been furnished to Telenomics and the Telenomics Shareholders by the Company, and all such copies are true, correct and complete copies of the original Articles of Incorporation and By-Laws including all amendments thereto.

B. The Company has the corporate authority to issue a total of 20,000,000 shares of $0.001 par value per share common stock and 5,000,000 shares of $0.001 par value per share preferred stock. As of the date of closing, the Company will have issued and outstanding a total of 3,513,309 shares of common stock. No shares of preferred stock are issued and outstanding.

C.  The Company's has those subsidiaries set forth in Schedule N hereto.

D. Attached hereto as Schedule 0 is a list of all documents filed by the Company with the United States Securities & Exchange Commission for the past twelve months as of the date of this Agreement. The Company has provided to each of the Telenomics Shareholders copies of each item set forth on Schedule 0.

E. The audited Financial Statements of the Company contained in the Company's form lOKSB included in the Disclosure Information described in Schedule P hereto (the "Company's Financial Statements") constitute substantially true and correct statements of the financial condition of the Company and the Company's assets, liabilities and income as of such date. Since the date of the Balance Sheet contained in the Financial Statements, the Company has not:

       (i)  Issued any additional shares of its common stock to any person;

       (ii) Paid or declared any dividends or distributions of capital, surplus, or profits with respect to any of its issued and outstanding shares of common stock;

       (iii)Paid or agreed to pay any consideration in redemption of any of its issued and outstanding shares of common stock; or

       (iv) Entered into any other transaction or agreements that would, or might, materially impair the shareholder's equity of the Company as reflected in such Balance Sheet.

F. The execution and delivery of this Agreement, and issuance of the Company's Shares required to be issued hereunder, will have been duly authorized by all necessary corporate action and neither the execution nor delivery of this Agreement nor issuance of the Company's Shares, nor the performance, observance or compliance with the terms and provisions of this Agreement will violate any provision of law, any order of any court or other governmental agency, the Articles of Incorporation or By-Laws of the Company or any indenture, agreement or other instrument to which the Company is a party, or by which it is bound or by which any of its property is bound.

G. The Company is not involved in any pending litigation which would, or might, materially affect its financial condition and which has not been:

     (i) Provided for in the Company's Financial Statements, and

      (ii) Disclosed to Telenomics, and/or the Telenomics Shareholders in writing.

H. There are no unpaid assessments or proposed assessments of State or Federal income taxes pending against the Company. All liabilities for Federal and State income or franchise taxes, as shown on the tax returns filed, or to be filed, by the Company, have been paid or the liability therefor has been provided for in the attached Balance Sheet and all Federal and State income or franchise taxes for periods subsequent to the periods covered by said returns likewise have been paid or adequately accrued.

I. The shares of the Company's $0.001 par value per share common stock which will be delivered to the Telenomics Shareholders pursuant to the terms of this Agreement will, on delivery in accordance with the terms hereof, be duly authorized, validly issued and fully paid and non assessable.

The Company further represents and warrants that all of the representations and warranties set forth above are true as of the date of this Agreement. The Company's obligations with respect to the truthfulness of said representations as of the date of Closing shall survive the closing for a period of 90 days after the date of Closing.

3. COVENANTS OF TELENOMICS AND THE TELENOMICS SHAREHOLDERS PRIOR TO CLOSING. Between the date of this Agreement and the Closing Date:

A. Telenomics and the Telenomics Shareholders shall afford to the officers and authorized representatives of the Company reasonable access to the properties, books and records of Telenomics, and will furnish the Company with such additional financial and operating data and other information as to the business and properties of Telenomics as the Company may from time to time reasonably request without regard to where such information may be located. Telenomics and Telenomics Shareholders shall cooperate with the Company, the Company's representatives and counsel in the preparation of any document or other material which may be required in connection with any document or material required by any governmental agency as a predicate to or result of the transaction herein contemplated. The Company shall cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential (except such information as the Company may be required to disclose to any governmental agency) and will not use, and will not knowingly permit others to use, any such information in a manner detrimental to Telenomics or the Telenomics Shareholders.

B. With respect to the ownership, operations and development of Telenomics, Telenomics and the Telenomics Shareholders agree to:

     (i) Carry on the business of Telenomics in substantially the same manner as heretofore and not make any material change in personnel, operations, finance, accounting policies, or real or personal property;

     (ii) Maintain the Assets and all parts thereof in as good working order and condition as at present, ordinary wear and tear excepted;

     (iii) Perform all of the obligations of Telenomics under agreements relating to or affecting the assets, properties and rights of Telenomics;

     (iv) Keep in full force and effect present insurance policies or other comparable insurance coverage;

     (v) Maintain and preserve the business organization of Telenomics intact, retain the present employees of Telenomics and maintain the relationship of Telenomics with suppliers, customers and others having business relations with Telenomics;

C. With respect to the ownership, operation and development of Telenomics, Telenomics and the Telenomics Shareholders will not, without the prior written consent of the Company:

     (i) Except in the normal course of business, enter into any contract or commitment or incur or agree to incur any liability, or make any capital expenditures, greater than $5,000.00 in the aggregate or extending for a period in excess of ninety (90) days following Closing;

      (ii) Increase compensation payable or to become payable, or make a bonus payment to or otherwise enter into one or more agreements with; except as disclosed in the Schedules hereto any officer, employee or agent;

      (iii) Create, assume or permit to exist any new mortgage, pledge or other lien or encumbrance upon any of the Assets

     (iv) Except as disclosed in the Schedules hereto, sell, assign, lease or otherwise transfer or dispose of any of the Assets; or

     (v) Merge or consolidate or agree to merge or consolidate with or into any other entity.

4. COVENANTS OF THE COMPANY SUBSEQUENT TO CLOSING.
Within 45 days following the Closing Date:

A. The Company shall adopt such employee and executive incentive plans as the Company and the Telenomics Shareholders shall mutually agree covering both employees and executives of the Company and Telenomics.

B. The Company and Telenomics shall adopt mutually agreed upon procedures and protocols respecting the protection of proprietary information.

C. The Boards of Directors of Cybertel and the Company shall authorize and appoint a "Joint Management Committee" which shall be composed of two nominees from the Company and two nominees from Telenomics with a fifth member to be mutually appointed by these four appointees, for a total of five members.
Such Joint Management Committee shall be responsible for the strategic planning, implementation and oversight of both the Company and the Telenomics.

5. CASUALTY. If any part of the Assets is damaged or destroyed in whole or in part prior to Closing, the Company may, at its option: (i) abandon the transaction contemplated hereby: (ii) proceed with the Closing but reduce the Purchase Price by the replacement cost of the Assets damaged or destroyed, and return all insurance proceeds attributable to said loss for the sole account and benefit of the Telenomics Shareholders, or (iii) proceed with the Closing and retain the proceeds of applicable insurance attributable to said loss, and.

6. INDEMNITY.

A. The Company shall indemnify and hold Telenomics and the Telenomics Shareholders harmless from and against any and all liability, loss, damage or deficiency resulting from any material misrepresentation, material breach of warranty or material non fulfillment of any agreement on the part of the Company under this Agreement, and from any material misrepresentation in or occasioned by any certificate or other instrument furnished or to be furnished by the Company hereunder, and from the management and conduct of the Company's ownership and operation of Telenomics subsequent to Closing (except with respect to acts performed by any Telenomics Shareholder) and from any material act or material negligence of the Company and its employees in or about the Assets subsequent to Closing (except with respect to acts or negligence of any Telenomics Shareholder. To be entitled to such indemnification, the party seeking indemnification shall give the Company prompt written notice of the assertion by a third party of any claim with respect to which it might bring a claim for indemnification hereunder, and in all events must have provided such notice within the applicable period for defense of such claim by the Company. The Company shall have the right, at the Company's own expense, to defend and litigate any such third party claim. In no event shall the Company be liable for the acts or omissions of prior owners, operators or managers of Telenomics and/or their agents, contractors and/or employees.

B. The Telenomics Shareholders shall indemnify and hold the Company harmless from and against any and all liability, loss, damage or deficiency resulting from any material misrepresentation, material breach of warranty or material non fulfillment of any agreement on their part or the part of Telenomics under this Agreement, and from any misrepresentation in or occasioned by any certificate or other instrument furnished or to be furnished by them or Telenomics hereunder. To be entitled to such indemnification, the Company shall give the Telenomics Shareholders prompt written notice of the assertion by a third party of any claim with respect to which the Company might bring a claim for indemnification hereunder, and in all events must have supplied such notice to the Telenomics Shareholders within the applicable period for defense of such claim by the Telenomics Shareholders. The Telenomics Shareholders shall have the rights, at their own expense, to defend and litigate any such third party claim. If the Telenomics Shareholders do not elect to so defend the claims, the Company shall advance all costs of and fully defend against the claims to the fullest extent possible. In connection therewith, the Telenomics Shareholders hereby agree, prior to the expenditure of funds by the Company in such defense, to secure the repayment of any costs advanced by the Company in defending such claims, by pledge of the Company's Shares tendered to them hereunder and in connection therewith agree to execute any all documents necessary to perfect such security interest.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. The obligations of the Company hereunder are, at the option of the Company, subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by the Company:

A. The representations and warranties of Telenomics and the Telenomics Shareholders contained in this Agreement shall be true when made and on and as of the Closing Date, as though such representations and warranties had been made on and as of such Closing Date; and each and all of the terms, covenants and conditions of this Agreement to be complied with or performed by Telenomics and/or the Telenomics Shareholders on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed.

B. The Company shall have obtained documentation or other evidence satisfactory to the Company confirming the following:

     (i) The Company's verification of the financial statements of Telenomics for the three most recent fiscal years;

     (ii) The Company's confirmation of acceptable title to the Assets;

     (iii) The Company's confirmation from all applicable licensing agencies that upon Closing, all licenses required by law to operate Telenomics as currently operated will, at the Company's discretion, be transferred to, or reissued in the name of, the Company;

     (iv) Approval from all governmental agencies whose approval is necessary to complete the transactions herein contemplated;

     (v) The Company's confirmation that no uncorrected material deficiencies exist with respect to the condition or operations of Telenomics according to one or more governmental and accreditation agencies.

C. No material adverse change in the results of operations, financial condition or business of Telenomics shall have occurred, and Telenomics Shareholders shall not have suffered any material change, loss or damage to its business or to the Assets, whether or not covered by insurance, since the Balance Sheet Date.

D. Telenomics and the Telenomics Shareholders shall have delivered to the Company an accurate and updated Schedule D as of the Closing Date, (I) listing the name of each depository. in which Telenomics has accounts or safe deposit boxes, (ii) listing the names in which the accounts or boxes are held, (iii) listing the name of each person authorized to draw thereon or have access thereto and (iv) amounts held in such accounts or boxes.

E. Telenomics and the Telenomics Shareholders shall have delivered to the Company accurate updated Schedules D, E, H and I, as of the Closing Date, showing all contracts and commitments relating to the operation of Telenomics and its Assets entered into by Telenomics and or the Telenomics Shareholders since the Balance Sheet Date, which agreements the Company may assume at its option.

F. Telenomics and the Telenomics Shareholders shall have furnished to the Company, upon the Company's election, in form acceptable to the Company and approved by the Company's legal counsel, deeds, licensing agreements, bills of sale, assignments or other instruments of transfer and (except in minor instances) consents and waivers by others, necessary or appropriate to transfer to and effectively vest in the Company, at the Company's option, all right, title and interest of Telenomics in and to its Assets, in proper statutory form for recording if such recording is necessary or appropriate.

G. All consents of third parties which are necessary, in the opinion of the Company, effectively to complete the transaction herein contemplated shall have been obtained and will be in form and substance satisfactory to the Company.

CONDITIONS TO THE OBLIGATIONS OF TELENOMICS AND THE TELENOMICS SHAREHOLDERS. The obligations of the Telenomics Shareholders and Telenomics hereunder are subject to the following conditions:

The Telenomics Shareholders and Telenomics shall not have discovered any material error or misstatement in any of the representations and warranties made by the Company herein and all the terms and conditions of this Agreement to be performed and complied with by the Company have been performed and complied with.

B. There shall have been no substantial adverse changes in the financial condition, business or operations of the Company, except for changes resulting from those operations in the usual ordinary course of the business, and no business and assets of the Company shall have been materially adversely affected as the result of any fire, explosion, earthquake, flood, accident, strike, lockout, combination of the workmen, taking over of any such assets by any governmental authorities, riot, activities of armed forces, or Acts of God or of the public enemies.

C. At the time of Closing of the Reorganization, the Company shall provide or shall have provided Telenomics a total of $250,000 in working capital through a loan, which shall be evidenced by a promissory note in the form of
Exhibit 6 hereto.

D. The Company shall have received a financing commitment from Capital Growth Planning, respecting the provision of up to $2,000,000 in funding to the Company within six months following the contemplated Reorganization (the "Subsequent Financing"). Such Subsequent Financing commitment shall include a use of proceeds which shall provide for an allocation of not less than $ 1,000,000 (less finding provided in paragraph C herein above) in working capital to Telenomics from the Subsequent Financing proceeds payable in installments of $250,000 every ninety days, until paid in full.

9. CLOSING DATE. The Closing of this Agreement (the "Closing" or" Closing Date") shall take place on or before January 1, 2000.

10. ACTIONS AT CLOSING. Subject to the terms and conditions set forth herein. At the time of the Closing referred to in Section 9 hereof, the Company will issue and deliver, or cause to be issued and delivered to the Telenomics Shareholders, identified in Schedules A hereto, certificates evidencing the ownership of the securities as designated therein and concurrently therewith the Telenomics Shareholders, identified in Schedule A hereto, shall directly or through their agent deliver or cause to be delivered to the Company, certificates evidencing the ownership of securities as designated therein, all duly endorsed to the Company, and each party shall pay any and all Federal and State taxes required to be paid in connection with the issuance and the delivery of their own securities. All stock certificates shall be in the name of the party to which the same is deliverable. In addition to the above-mentioned exchange of certificates, the following transactions will take place at the Closings.

The Company will deliver to the Telenomics Shareholders and Telenomics:

A. Duly certified copies of corporate resolutions and other corporate proceedings taken by the Company to authorize the execution, delivery and performance of this Agreement;

B. A certificate executed by a principal officer of the Company attesting to the fact that all of the foregoing representations and warranties of the Company are true and correct as of the Closing Date and that all of the conditions to the obligations of Telenomics, and Telenomics Shareholders which are to be performed by the Company have been performed as of the Closing Date; and

C. A certificate of corporate good standing for the Company from the State of Nevada which shall be dated no more than 60 days prior to the Closing Date; and

The Telenomics Shareholders and Telenomics will deliver to the Company:

A. Duly certified copies of corporate resolutions and other corporate proceedings taken by Telenomics to authorize the execution, delivery and performance of this Agreement;

B. A certificate of corporate good standing for Telenomics from the Secretary of State of the State of California which shall be dated no more than 60 days prior to the Closing Date; and

C. A certificate by a principal officer of Telenomics, and the Telenomics Shareholders that each of the representations and warranties of Telenomics and the Telenomics Shareholders are true and correct as of the Closing Date and that all of the conditions to the obligations of the Company which are to be performed by Telenomics and the Telenomics Shareholders have been performed as of the Closing Date.

D.  Those schedules, list and documents required under Section 3 hereof.

11. BOARD OF DIRECTORS. Immediately after the Closing, the Boards of Directors of the Company and Telenomics shall hold a meeting at which the Company's Board of Directors will appoint representatives of the Company to sit on the Telenomics board of directors, in accordance with the Articles of Incorporation and By-Laws of Telenomics. In addition, the Company shall nominate and place Rick Hupe and Danny Salinas on the Company's ballot for purposes of his election by the Company's shareholders as a member of the Company's board of directors for the year 2000.

    12. FUTURE REGISTRATION. The Telenomics Shareholders understand that because the Company's Shares to be delivered to them have not been registered under the Act or any State Act, they cannot dispose of any or all of them unless they are subsequently registered under the Act and any applicable State Act, or exemptions from registration are available. The Telenomics Shareholders acknowledge and understand that, except as provided herein, they have no independent right to require the Company to register the Shares. The Telenomics Shareholders further understand that the Company may, as a condition to the transfer of any of the Shares require that the request for transfer be accompanied by an opinion of legal counsel, in form and substance satisfactory to the Company, provided at such Telenomics Shareholder's expense, to the effect that the proposed transfer does not result in violation of the Act or any applicable State Act, unless such transfer is covered by an effective registration statement under the Act and is in compliance with all applicable State Acts. Notwithstanding the foregoing, the Company agrees that, if at any time within the period beginning on the Closing Date and ending five years after the Closing Date hereunder, it should file a registration statement with the Commission pursuant to the Act, registering thereunder any shares held by the Company's existing shareholders for resale by such existing shareholders, the Company, at its own expense, will offer the holder(s) of the Shares acquired pursuant to this Agreement the opportunity to participate in such registration; provided, however, that the number of Shares that may be included by the Telenomics Shareholders in such registration shall be limited to that number determined by multiplying the number of Shares held by the Telenomics Shareholders by the ratio determined by dividing the number of Shares held by the Telenomics Shareholders by the total number of shares of the Company's restricted stock issued and outstanding at the time of filing such registration. This paragraph is not applicable to a registration statement filed by the Company with the Commission on Form S-4 or Form S-8, or any other inappropriate form.

13. TRANSFERABILITY. All Shares which are issued to the Telenomics - Shareholders; pursuant to the terms of this Agreement shall be "restricted securities" within the meaning of Rule 144 of the Act. The Company shall issue stop transfer instructions to the transfer agent for its common stock and with respect to the Shares and shall place the following legend, or one substantially similar thereto, on the certificates representing such Shares:

     "The securities represented by this certificate have been acquired pursuant to a transaction effected in reliance upon an exemption under the Securities Act of 1933, as amended (the "Act"), and have not been the subject to a Registration Statement under the Act or any state securities act. The securities may not be sold or otherwise transferred in the absence of such registration or applicable exemption therefrom under the Act or any applicable state securities act."

14. ACCESS TO INFORMATION. Concurrently herewith, the Company has delivered to the Telenomics Shareholders and their respective representatives those materials set forth in Schedule P hereto along with correct and complete copies of all Documents and records requested by them. In addition, the Telenomics Shareholders have had the opportunity to ask questions of, and received answers from, officers and directors of the Company, and persons acting on its behalf concerning such information and the terms and conditions of the Agreement, and have received sufficient information relating to the Company to enable them to make an informed decision with respect to the acquisition of the common stock.

15. NO SOLICITATION. At no time were the Telenomics Shareholders presented with or solicited by any leaflet, public promotion meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising in connection with their acquisition of the common stock.

16. SHAREHOLDERS AGREEMENT. Simultaneous with the execution and delivery of this Agreement Paul Mills, the Six M Irrevocable Family Trust and the Telenomics Shareholders shall each execute and deliver to the other a binding Shareholders Agreement in the form of Exhibit 4 hereto.

17. EXPENSES. The Telenomics Shareholders Telenomics and the Company shall each pay their respective expenses incident to this Agreement and the transactions contemplated hereby, including all fees of their counsel and accountants, whether or not such transactions shall be consummated..

18. FINDERS. The Telenomics Shareholders and Telenomics shall indemnify and hold the Company harmless against and with respect to all claims or brokerage or other commissions relative to this Agreement or the transactions contemplated hereby, based on any agreements, arrangements, or understandings claimed to have been made by the Telenomics Shareholders and Telenomics with any third party. The Company shall indemnify and hold the Telenomics Shareholders and Telenomics harmless against and with respect to all claims for brokerage or other commissions relative to this Agreement or the transactions contemplated hereby, based in any agreements, arrangements, or understandings claimed to have been made by the Company with any third party. Except as provided in Exhibit 5, each party to this Agreement represents and warrants to each other party that it has not dealt with and does not know of any person, firm or corporation asserting a brokerage, finder's or similar claim in connection with the making or negotiation of this Agreement or the transactions contemplated hereby.

19. MISCELLANEOUS.

A. Each Exhibit, Certificate and Schedule to this Agreement shall be considered a part hereof as if set forth herein in full. Notwithstanding any other provision herein to the contrary, all Exhibits, Certificates, Schedules or other instruments provided for herein and not delivered at the time of execution of this Agreement shall be delivered or completed on or before Closing; and it shall be deemed a condition precedent to the Closing hereunder that each such Exhibit, Certificate, Schedule or other instrument shall meet with the approval of the party to whom such Exhibit, Certificate, Schedule or other instrument is to be delivered hereunder.

B. The provisions of this Agreement shall be self-operative and shall not require further agreement by the parties except as may be herein specifically provided to the contrary; provided, however, at the request of either party, the other party shall execute such additional instruments and take such additional acts as the requesting party may deem necessary to effectuate this Agreement.

C. Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by either party or either party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.

D. In the event either party elects to incur legal expenses to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including, without limitation, attorney's fees, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled.

E. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of California, and that the courts of the State of California shall be the exclusive courts of jurisdiction and venue for any litigation, special proceeding or other proceeding as between the parties that may be brought, or arise out of, in connection with or by reason of this Agreement.

F. Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns; provided, however, that no party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. All provisions contained herein shall be binding upon the respective parties their legal representatives, successors and assigns unless otherwise explicitly stated; provided however that the use of a party's name without more shall not be deemed such an explicit statement.

G. The transactions contemplated hereby shall be effective for accounting purposes as of the Closing Date, unless otherwise agreed in writing by the Telenomics Shareholders and the Company.

H. The Telenomics Shareholders and the Company mutually agree that no party hereto shall release, publish or otherwise make available to the public in any manner whatsoever any information or announcement regarding the transactions herein contemplated without the prior written consent of the Telenomics Shareholders and the Company, except for information and filings reasonably necessary to be directed to governmental. agencies to fully and lawfully effect the transactions herein contemplated.

I. The waiver by either party of breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision hereof.

J. Any notice, demand or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered or mailed by prepaid certified mail, return receipt requested, addressed as follows:

If to Telenomics or the Telenomics Shareholders:

          Telenomics, Inc.
          41769 Enterprise Circle North
          Suite 209
          Temecula, California 92590

With Copy to:

William M. Belding, Esq.
2428 Main Street
Santa Monica California 90405
Los Angeles, CA 90071

If to the Company

Cybertel Communications Corp.
4275 Executive Square #5 10
La Jolla, California 92037

With Copy to:

David R. Strawn
1922 East Salt Sage Drive
Phoenix, Arizona 85048

or to such other address, and to the attention of such other person or officer as any party may designate, with copies thereof to the respective counsel thereof as notified by such party.

K. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall be in full force and effect, enforceable in accordance with its terms.

L. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

M. The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

N. This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect; the parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto. The provisions of this Agreement shall survive the Closing and remain of full force and effect for a period of one year; All other agreements described, referenced or contemplated herein shall not be merged herewith. This Agreement may be executed in two or more counterparts, each and all of which together shall constitute but one and the same instrument.

                     REORGANIZATION AGREEMENT
                    COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   Cybertel Communications Corp., a
                                   Nevada corporation


                                   By:/s/Richard Mangerelli
                     REORGANIZATION AGREEMENT
                    COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              Telenomics, , a California corporation

                              /s/Rick E. Hupe

                     REORGANIZATION AGREEMENT
                    COUNTERPART SIGNATURE PAGE
                     TELENOMICS SHAREHOLDERS

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                                      /s/Rick E. Hupe
                                                      Signature

                                                      Rick E. Hupe
                                                      Print Name

                                                      /s/Roxann Hupe
                                                      Spouses Signature

                                                      Roxann Hupe
                                                      Print Name

                            Schedule A

                     Telenomics Shareholders

   Name                    Telenomics Shareholdings    No. Company's Shares

Rick Hupe and Roxanne           16,100                     160,565
Hupe, husband and wife

Michael Foster and Linda        17,100                     170,538
K. Foster, husband and
wife

Danny Salinas and Marilyn       14,962.5                   149,221
Salinas, husband and wife

Fred Heald                      10,000                      99,730

Bill Brisby and Patricia         1,000                       9,973
Brisby, husband and wife

William M. Belding               1,000                       9,973

                         Telenomics, Inc.

               Schedule of Debt and Equity Holders

The Company has no Debt Holders and has never issued any bonded indebtedness

The Company has 100,000 authorized shares of Common Stock, and the following are the shareholders of record as of September 29, 1999:

Rick Hupe                16,100
Michael Foster           17,100
Danny Salinas            14,962.5
Fred Heald               10,000
Bill Brisby               1,000
William M. Belding        1,000

I certify that the foregoing Schedule of Debt and Equity Holders is true and correct.


Date: September 29, 1999                     /s/Rick Hupe
                                             Rick Hupe
                                             Chief Executive Officer

                            Schedule B

     Telenomics Conflicts or Potential Breaches of Contracts

                               NONE

                            Schedule C

       Telenomics Subsidiaries and Prior Business Dealings

                               NONE

                            Schedule D

             Telenomics Comprehensive List of Assets

Assets owned by Telenomics are set forth in full in the Financial Statements contained in Exhibit 1 to this Reorganization Agreement. The items set forth below reflect the only changes to the Assets set forth in the Financial Statements as of December 15, 1999:

     Bank of America          General Account               $  129.59
     Bank of America          Payroll Account               $  836.43
     Bank of America          Savings Account               $2,785.62

     Accounts Receivable                          $58,034.49

     Equipment                                   $251,681.00

                            Schedule E

             Telenomics Exceptions to Tiles to Assets

                               NONE

                            Schedule F

             Material changes to Financial Statements

                            Schedule G

     Telenomics Required Permits, Franchises, Licenses, Etc.

                               NONE

                            Schedule H

              Telenomics Contracts affecting assets

                               NONE

                            Schedule I

        Telenomics Contracts Requiring Future Performance

                               NONE

                            Schedule J

                 Telenomics Disposition of Assets

                               NONE

                            Schedule K

                       Telenomics Insurance

The Company has a Commercial Package Policy with policy dates of 01-09-1999 to 01-09-2000, policy Number B0529021 with Unigard Insurance Company.

Policy attached

                            Schedule L

      Telenomics Employees, Pensions and Sick Leave Policies

                               NONE

                            Schedule M

                      Telenomics Litigation

                               NONE

                            Schedule N

            Cybertel Communications Corp. Subsidiaries

                               NONE

                            Schedule O

                  Cybertel Communications Corp.
   Documents filed with the Securities and Exchange Commission

1.  Form 10-SB for the period Ending December 31, 1998

                            Schedule P

                  Cybertel Communications Corp.

                       Disclosure Materials

1.  Form 10-SB for the period Ending December 31, 1998
2.  Offering Memorandum dated October 1, 1999

                            Exhibit 1

                 Telenomics Financial Statements

                            Exhibit 2

                        Investment Letter




CYBERTEL COMMUNICATIONS CORP.

INVESTMENT LETTER

Cybertel Communications Corp.
4275 Executive Square, Suite 510
La Jolla, California 92037

Re: Acquisition of shares of Cybertel Communications Corp., a Nevada corporation (the "Company").

Gentlemen:

Pursuant to that certain Reorganization Agreement ("Agreement") between and among (i) Cybertel Communications Corp., a Nevada corporation, which is referred to herein as the "Company," (ii) Telenomics, Inc., a California corporation which is referred to herein as "Telenomics" and each person identified in Schedule A to the Agreement, who are the holders of 60,162.5 shares of the authorized capital stock of Telenomics, which constitutes one hundred percent (100%) of the issued and outstanding capital stock of Telenomics who are referred to herein collectively as the "Telenomics Shareholders and individual as a "Telenomics Shareholder", the undersigned has agreed to exchange his shares of Telenomics, for a total of that number of shares of the Company's $0.001 par value per share common stock as set forth in Schedule A of the Agreement (the "Shares"). In connection therewith, undersigned hereby acknowledges that he has approved this exchange; that he is aware of all of the terms and conditions of the Agreement; that he has received and personally reviewed a copy of any and all material documents regarding the Company which have been delivered to him for his review, and, based upon such review, desires to acquire the Shares, upon the terms set forth in the Agreement. In connection therewith:

1   Representations and Warranties of the Undersigned.

     (a) Respecting Offering Materials. The undersigned hereby represent and warrant that he:

            (1) has been furnished with those materials and documents set forth in the Agreement ("Disclosure Materials").

            (2) has been given the opportunity to ask questions of and receive answers from the officers and directors of the Company with respect to the issuance of the Shares pursuant to the Agreement, the Shares, the business of the Company and any other matters which they considered to be material to his investment decision and all such questions have been answered to his, full satisfaction;

           (3) has not relied on any information or representation other than those set forth in the Disclosure Materials and such other written information and representations as have been provided by the officers and directors of the Company pursuant to a specific question or request for additional information;

           (4) has not been presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising.

     (b) Respecting Investor Suitability. The undersigned hereby represents and warrants that he:

          (1) is an "Accredited Investors" as that term is defined in Securities and Exchange Commission Regulation D, promulgated under the Securities Act of 1933, as amended (the "Act");

          (2) is capable of bearing the high degree of economic risk associated with this investment including, but not limited to, the possibility of complete loss of all his investment capital;

          (3) has sufficient financial and other resources to provide for anticipated financial needs, without taking into account any income which may be generated as a result of his investment in the Shares, and has no need for liquidity with respect to the investment in the Shares;

          (4) has total investments in illiquid investments that are reasonable in relation to his net worth and can afford the total loss of the investment in the Shares;

          (5) has had substantial experience in business of investments in one or more of the following: (i) investment experience with securities, such as stock and bonds; (ii) ownership of interests in new ventures and start-up companies; and (iii) experience in business and financial dealings; and

          (6) can protect his own interests in an investment of this nature and does not have a "Purchaser Representative," as that term is defined in Regulation D of the Act and does not need such Representative.

          (7) understands and agrees that the Shares acquired pursuant to the Agreement have not been and will not be registered under the Act, that the Shares are being offered and sold in reliance upon the exemption from registration afforded by Section 4(2) and Rule 506 of Regulation D as promulgated under the and that the Shares have not been registered with any state securities commission or other governmental authority. Undersigned hereby acknowledge that pursuant to the requirements of Section 4(2) and Rule 506 or Regulation D, the Shares acquired from the Company may not be transferred, sold or otherwise exchanged unless registered or in transactions that are exempt therefrom.

          (8) undersigned acknowledges that the Company is relying upon the representations made by him herein in transferring the Shares hereunder without registration under the Act pursuant to an exemption therefrom as provided in Section 4(2) and Rule 506 or Regulation D promulgated thereunder. Undersigned has consulted with legal counsel in connection with this transaction.

          (9) is purchasing the Shares exclusively for his own account and not for the account or benefit or on behalf of another person.

     (c) Respecting Investment Liquidity. The. undersigned hereby represent and warrant that he:

          (1) has been advised that the Shares have not been registered under the Securities Act of 1933 in reliance on the exemption provided by
Section 4(2) and Rule 506 of Regulation D of the Act relating to transactions not involving public offering;

          (2) understands that the issuance of the Shares has not been approved or disapproved by the Securities and Exchange Commission or the securities regulatory authority of any state;

          (3) understands that the Shares, are, and will continue to be, unregistered securities which may not be assigned, sold, transferred, conveyed or hypothecated to any person unless such are subsequently registered under applicable Federal and state law, or unless an exemption from such registration is available to both the undersigned and the proposed transferee under such laws;

          (4) understands that the Company has no obligation or intention to register the Shares for sale under the Act except as provided in the Agreement;

          (5) understands that there is at present a limited public market for the Shares and that the lack of a liquid market may make it impossible to liquidate the Shares when desired or at then current asking prices, and there can be no assurances that an active public market will ever develop; and

          (6) understands and acknowledges that this investment may be long term, must be held indefinitely, and is, by nature, highly speculative.

Undersigned further represents and warrants that all of the representations and warranties set forth above are true as of the date of this Investment Letter.

2.  Representations and Warranties of the Company

     a. The Company is a corporation organized under the laws of the Nevada with full corporate authority to conduct its business as now being conducted.

     b. The issuance of the Shares required to be delivered by the Company pursuant to the Agreement, will have been duly authorized by all necessary corporate action by the Company and will not violate any provision of the corporate statutes or similar organic documents of the Company.

     c. Neither the execution nor delivery of this Investment Letter nor the issuance of Shares, nor the performance, observance or compliance with the terms and provisions of this Agreement by the Company will violate any provision of law, any order of any court or other governmental agency, or any indenture, agreement or other instrument to which the Company is a party or by which the Company is bound. This Investment Letter and the Agreement, upon execution and delivery by the Company and assuming the due authorization, execution and delivery by the other parties hereto, will be the valid, binding, and legally enforceable obligations of the Company.

      d. The Shares, when issued to undersigned will be duly and validly authorized and issued on a fully paid basis with no further right of assessment by the Company. In order to further compliance with the requirements of Regulation D under the Act, the Company shall cause the certificates delivered by the

Company's transfer agent for delivery to the Purchaser to bear the following legend or one substantially similar thereto, to be contained on the certificate representing the Shares:

           "The securities represented by this certificate have been acquired pursuant to a transaction effected in reliance upon an exemption under the Securities Act of 1933, as amended (the "Act"), and have not been the subject to a Registration Statement under the Act or any state securities act. The securities may not be sold or otherwise transferred in the absence of such registration or applicable exemption therefrom under the Act or any applicable state securities act."

      e. The Company will take any and all reasonable action necessary to assist the undersigned in obtaining timely transfer and delivery of the Shares as contemplated hereby (including the execution and delivery of such additional documents as may be required to effect transfer of the Shares to the undersigned thereof as contemplated hereby).

3.      Express Covenants of the Undersigned.

     (a) Respecting Resales and Transfers. The undersigned expressly represent, covenant and warrant that he:

          (1) will not transfer or assign this Investment Letter or any of its rights hereunder, and further agrees that the assignment and transferability of the Shares shall be made only in accordance with this Investment Letter and the Agreement; and

          (2) will not, without the prior written consent of the Company, assign, sell, transfer, convey or hypothecate any interest in the Shares to any person, unless the proposed transfer may be lawfully completed without such consent under the applicable provisions of the Securities and Exchange Commission Rule 144 and/or Regulation D or pursuant to a registration.

     (b) Respecting Indemnification of the Company. The undersigned represents, warrants and agrees that he, will indemnify and hold the Company and each of its officers, directors and principal shareholders harmless from and against all costs and expenses, including attorney's fees, judgments and amounts paid in settlement, which may be paid or incurred by any such person in connection with or as a result of any claim, demand, action or right of action which in anyway arises from or relates to any breach by the undersigned of any representation, warranty or covenant set forth in this Investment Letter or any incomplete, evasive or misleading answer to any question set forth in herein which has been completed by them and submitted herewith.

4. Restrictive Legend. The Company intends to place the following restrictive legend, or a legend similar thereto, on each certificate representing the
Shares:

"The securities represented by this certificate have been acquired pursuant to a transaction effected in reliance upon an exemption under the Securities Act of 1933, as amended (the "Act"), and have not been the subject to a Registration Statement under the Act or any state securities act. The securities may not be sold or otherwise transferred in the absence of such registration or applicable exemption therefrom under the Act or any applicable state securities act."

5. Notices. All notices or other communications which are, or may be, required or permitted to be given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Company at the address first above written and to the undersigned at the address designated in undersigned's counterpart signature page to this Investment Letter tendered herewith.

6. Governing Law. The offer and other transactions contemplated under this Agreement shall be construed in accordance with the governed by the laws of the Nevada.

7. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

IN WITNESS WHEREOF, the undersigned has executed this Investment
Letter in the City of Temecula, County of Riverside, on this 29 day of December, 1999.

/s/Frederick K. Heald
(Signature of Subscriber)             (Signature of Joint Owner)

Frederick K. Heald
(Name Printed)                        (Name Printed)

111 Avalon
(Street Address)                      (Street Address)

Vista, CA, San Diego
(City, State, County)                 (City, State, County)

SUBSCRIPTION ACCEPTANCE

The subscription for Shares set forth in this Investment Letter is accepted by the Company on this _ day of , 1999.

Cybertel Communications Corp.

By
Richard Mangiarelli
Its President

                            Exhibit 3

                  Cybertel Communications Corp.

                       Financial Statements

                  CYBERTEL, COMMUNICATIONS CORP.

                       FINANCIAL STATEMENTS

                Two Years Ended December 31, 1998

                          June 23, 1999

                   INDEPENDENT AUDITORS' REPORT


To the Board of Directors
   Cybertel, Communications Corp.
   Las Vegas, Nevada

We have audited the accompanying balance sheet of Cybertel, Communications Corp. as of December 31, 1998, and the related statements of income, stockholders' equity and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cybertel, Communications Corp. as of December 31, 1998, and the results of its operations and its cash flows for the two years then ended.


MALONE & BAILEY, PLLC

June 23, 1999
Houston, Texas

                  CYBERTEL, COMMUNICATIONS CORP.
                               BALANCE SHEET
                             December 31, 1998
                    ASSETS
          Current Assets
            Cash                                                $   50,344
            Accounts receivable                                      1,278
            Subscriptions receivable                                34,500
               Total Current Assets                                 86,122

          Equipment, net of $2,612 accumulated depreciation          8,085
          Deposits                                                   4,500

          TOTAL ASSETS                                          $   98,707


               LIABILITIES & STOCKHOLDERS' EQUITY
          Current Liabilities
            Current portion of long-term debt                   $    2,554
            Accounts payable                                         2,241
            Accrued interest                                         1,673
            Loan from a founding stockholder                        12,700
               Total Current Liabilities                            19,168
          Long-term Debt                                             2,575
          Total Liabilities                                         21,743

          STOCKHOLDERS' EQUITY
            Preferred stock, no par value, 5,000,000 shares
              authorized, no shares issued or outstanding
            Common stock, $.001 par value, 20,000,000
              shares authorized, 2,806,659 shares
              issued and outstanding                                 2,807
            Paid in capital                                      1,626,813
            Stock subscriptions receivable                      (  113,500)
            Retained (deficit)                                  (1,439,156)
               TOTAL STOCKHOLDERS' EQUITY                           76,964

          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $   98,707

                    See accompanying accounting policies
                     and notes to financial statements.
                                          2

                  CYBERTEL, COMMUNICATIONS CORP.
                        INCOME STATEMENTS
          For the Years Ended December 31, 1998 and 1997
                                                1998            1997
Revenues                                     $    16,004      $  26,862

Operating Expenses
  Selling                                         26,657         12,851
  General and administrative
    - paid in cash                               174,661         74,275
    - paid in stock                              976,218        180,000
  Depreciation                                     2,400            212
  Interest (income)                               (1,553)        (  236)
  Interest expense                                 2,262            975

     Total Operating Expenses                  1,180,645        268,077

     NET INCOME (LOSS)                       $(1,164,641)     $(241,215)

Net (loss) per common share                       $(0.51)        $(0.13)

Weighted average common shares
  outstanding                                  2,298,053      1,858,025

               See accompanying accounting policies
                and notes to financial statements.
                                3

                      CYBERTEL, COMMUNICATIONS CORP.
                    STATEMENTS OF STOCKHOLDERS' EQUITY
              For the Years Ended December 31, 1998 and 1997
                                      Stock
                      Common Stock  Subscrip.  Paid in  Retained
                      Shares $      Receivable Capital  Deficit  Totals
Balances,
December 31, 1996   2,000,000 $2,000 $(3,900) $ 38,000  $( 33,300) $  2,800

Stock certificates
canceled            ( 558,500)  (559)  3,900   ( 3,341)

Cash contribution from
  founding shareholder                           8,702                8,702
Stock issued
  - for cash           84,550     85            81,515               81,600
  - less subscriptions
    rec.                             (25,000)                       (25,000)
  - for services      190,000    190           279,810              280,000
  - less costs of
    fundraising                               (100,000)            (100,000)

Net (loss)                                               (241,215) (241,215)

Balances,
December 31, 1997   1,716,050  1,716 (25,000)  304,686   (274,515)    6,887

Stock issued
  - for cash          393,750    394           376,606              377,000
  - less: subscriptions
    rec.                             (88,500)                       (88,500)
  - for services      696,859    697         1,393,021            1,393,718
  - less costs of
    fundraising
      - in cash paid                           (30,000)             (30,000)
      - in stock issued                       (417,500)            (417,500)

Net (loss)                                            (1,164,641)(1,164,641)

Balances,
December 31, 1998   2,806,659 $2,807$(113,500)$1,626,813$(1,439,156) $ 76,964

                   See accompanying accounting policies
                    and notes to financial statements.
                                     4

                  CYBERTEL, COMMUNICATIONS CORP.
                     STATEMENTS OF CASH FLOWS
          For the Years Ended December 31, 1998 and 1997
                                                        1998        1997
CASH FLOWS USED BY OPERATING ACTIVITIES
  Net income (loss)                                $(1,164,641)  $(241,215)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Depreciation                                         2,400         212
    Stock issued for services                        1,393,718     180,000
    Less:  amount charged to equity                 ( 417,500)
    Changes in
      Accounts receivable                               15,195    ( 16,473)
     Accounts payable                               (    1,477)      3,718
     Accrued interest                                      762         910

     NET CASH USED BY OPERATING ACTIVITIES          (  171,543)   ( 72,848)

CASH FLOWS USED BY INVESTING ACTIVITIES
  Purchase of equipment                             (    3,073)   (  7,624)
  Deposits acquired                                               (  4,500)

     NET CASH USED BY INVESTING ACTIVITIES          (    3,073)   ( 12,124)

CASH FLOWS FROM FINANCING ACTIVITIES
  Debt proceeds
    7,624
  Repayment of debt                                 (    2,127)   (    367)
  Loan from a shareholder                                           12,700
  Sales of common stock, net of
    costs of fundraising                               224,000      65,302


NET CASH FLOWS FROM FINANCING ACTIVITIES               221,873      85,259

     NET INCREASE IN CASH                               47,257         287

CASH BALANCES
     - Beginning of period                               3,087       2,800

     - End of period                               $    50,344   $   3,087



SUPPLEMENTAL DISCLOSURES
  Interest paid                                      $   1,500   $      64
  Income taxes paid                                          0           0

               See accompanying accounting policies
                and notes to financial statements.
                                5
NOTE 1 - ACCOUNTING POLICIES

Nature of Business. Cybertel, Communications Corp. ("Company") was incorporated in Nevada in June, 1996. The Company sells telecommunications services to commercial customers and began operations in 1997.

Estimates and assumptions. Preparing financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses at the balance sheet date and for the period then ended. Actual results could differ from these estimates.

Revenue recognition occurred when commercial businesses are signed up with various commercial carriers, and incur long-distance bills. The Company earns a fractional portion of these charges as a referral fee. Beginning May 1999, the Company began purchasing time from carriers and reselling it to its customers.

Equipment is computer-related and is stated at cost. Depreciation is computed by the straight-line method using rates based on an estimated 3-year life of the related assets.

Income taxes are computed using the tax liability method of accounting, whereby deferred income taxes are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences reverse.

Loss per share is reported under Statement No. 128 of the Financial Accounting Standards Board ("FAS 128"). FAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share exclude any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share are very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented and, where appropriate, restated to conform to the FAS 128 requirement. For 1998, warrants outstanding are not included in the earnings calculation because their effect in a loss year would be antidilutive.


NOTE 2 - INSTALLMENT DEBT

The Company capitalized two equipment leases payable in 24 equal remaining installments of $246, beginning December 1997, using a 10% discount factor. The debt is secured by the equipment, valued at about $4,000. Total debt of $5,129 is due $2,554 in 1999 and $2,575 in 2000.


NOTE 3 - LOAN FROM A FOUNDING STOCKHOLDER

In 1997, a founding shareholder loaned $12,700 to the Company. This loan is repayable on demand, and bears no interest.

NOTE 4 - INCOME TAXES

As of December 31, 1998, the Company has approximately $0,000 in unused net operating loss carryforwards which expire in 2018.


NOTE 5 - COMMON STOCK

During 1998, the Company sold 393,750 shares of stock for $376,100 pursuant to a placement offering exempt from registration under Rule 504 of the Securities and Exchange Commission. Of this amount, $253,100 was collected during 1998 and another $34,500 was collected in 1999 prior to June 23, 1999, and is recorded as an asset "Subscriptions receivable." The $88,500 balance is shown as a reduction in Stockholders' Equity. The Company raised another $907,400 both through additional stock sales and through the exercise of warrants at $2 per share issued with the 1998 and 1999 stock sales through June 23, 1999 and services worth another $986,800. Total stock issued in 1999 through June 23 is 777,250 shares.

570,077 warrants to purchase Company common stock at $2 were issued in connection with this offering and other 1998 issuances. 368,550 have been exercised in 1999 through June 23, 1999. 1999 sales of stock through June 23, 1999 totaled 777,250 shares for net cash proceeds of $907,400 and services valued at $986,800.


NOTE 6 - OPERATING LEASES

The Company's office in La Jolla, California has 1,500 square feet. Rent obligations are $2,525 per month for 11 remaining months in 1999.


NOTE 7 - SUBSEQUENT EVENTS

The Company is spending its 1999 stock sales proceeds to acquire equipment to scale up its implementation of providing long distance and data telecommunications services. In March 1999, the Company signed a service agreement with General Telecom, Inc. to use its telecommunications equipment for a one year term, with five renewable one-year options. Contract pricing is per the agreement and is based on usage volume and line types, beginning at $6,500 per month. Total equipment purchases to date are $37,909.

                            Exhibit 4

                      Shareholders Agreement

                          SHAREHOLDER AGREEMENT

AGREEMENT made as of this 23rd day of December, 1999, among Cybertel Communications Corp., a Nevada corporation (the "Company"), and the additional signatories hereto, as set forth in Schedule A hereto (collectively the "Shareholders")

WHEREAS, the Shareholders are owners of the issued and outstanding stock of the Company as set forth in Schedule A hereto;

WHEREAS, the Company and the Shareholders desire to promote their mutual interests and the interests of the Company by imposing certain restrictions and obligations on themselves and the shares of stock of the Company;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1. Definitions. As used in this Agreement:

        (a) The term "Stock" shall mean all issued and outstanding shares of common stock of the Company, together with all shares of capital stock of the Company of any class which may hereafter be issued. Moreover, all references herein to Stock owned by a Shareholder includes the community interest, if any, of the spouse of such Shareholder in such Stock.

        (b) The term "Disposition" shall mean any inter vivos transfer, pledge, mortgage or other encumbrance, or any other disposition of Stock whatsoever, whether voluntary or involuntary.

        (c) The term "Determination Date" shall mean the last day of the month during which, in the case of a purchase of Stock under Section 2 hereof, the Offer referred to in paragraph 2(a) is sent in accordance with paragraph 2(b) or, in the case of a purchase of Stock of a deceased Shareholder under section 4 hereof or in connection with the occurrence of any event specified in Sections 5 and 7, such event or the death of such Shareholder occurs; provided, however, that if such determinative event occurs within two months before or after the end of a fiscal year of the Company, the last day of such fiscal year shall be deemed the Determination Date.

2. Offer to the Company and the Shareholders. Except as herein provided, no Shareholder, for a period of one year from the date of this Agreement (the "Restricted Period") shall make any Disposition of any Stock without the written consent of the other Shareholders and the Company, or in the absence of such written consent, except pursuant to the provisions hereinafter set forth:

     (a) Any Shareholder desiring to make a Disposition of Stock during the Restricted Period shall first make an offer (the "Offer") to sell such Stock to the Company and to the other Shareholders.

     (b) The Offer shall be sent by certified or registered mail, return receipt requested, to the Company and to the other Shareholders and shall state the number of shares involved and the names of, and the price to be paid, by any proposed purchasers. The date of the offer shall be the date on which a notice containing the Offer has been so sent to all parties entitled to receive it. The Offer may be withdrawn prior to the exercise of either option granted in paragraphs 2(c) or 2(d).

     (c) The Company shall have the option for thirty (30) days following the Offer to purchase the Stock offered. The Company shall buy no such stock unless it and the other Shareholders exercising their option pursuant to paragraph 2(d) purchase all Stock subject to the Offer.

     (d) If the Company does not exercise its option, the other Shareholders shall have the option, for thirty (30) days following the expiration of the Company's option, to purchase not less than all of the remaining Stock offered in such proportions as they mutually agree. Each Shareholder electing to purchase Stock pursuant to the offer shall have the right to purchase that proportion of the number of shares of such stock which number of shares of stock owned by such Shareholder bears to the total number of shares of Stock owned by all Shareholders electing to purchase. If the Company and the other Shareholders do not purchase all the Stock subject to an Offer, the selling Shareholder shall be permitted, at any time or times within, but not after, ninety (90) days after the lapse of all options arising in connection with such Offer to sell the Stock which was the subject of such Offer; provided however, that no such sale shall be made at a lower price or to any person other than specified in such Offer. If after the lapse of the ninety-day period such Stock has not been sold, the selling Shareholder must make a new Offer prior to selling such Stock.

     (e) The price per share to be paid upon the purchase of Stock under either paragraph 2(c) or 2(d) shall be the lower of either (i) the price to be paid by any proposed purchasers of the Stock or (ii) the price to be determined as follows:

          (1) If all the Shareholders and the Company signed a statement setting forth the agreed value of one share of stock as of a date not more than one year prior to the Determination Date of the Offer, the price shall be an amount equal to such agreed value adjusted for the net earnings or losses of the Company as determined in accordance with generally accepted accounting principles for period from the date of such agreed value to the Determination Date.

          (2) In the absence of a statement of agreed value complying with the preceding subparagraph (1), the price per share shall be an amount equal to the average closing bid price for the Company's shares of common stock for the period commencing 20 days prior to the Determination Date and terminating twenty days thereafter. Such closing bid price shall be the bid price quoted on the National Association of Securities Dealers Automated Quotation System or the Bulletin Board System maintained by the NASD.

     (f) The closing shall be sixty (60) days from the date of the Offer. At least twenty-five percent (25%) of the purchase price determined under paragraph 2(e) of the Stock being acquired by each purchaser shall be paid by certified or cashier's check upon the closing, and any balance shall be evidenced at such time by the negotiable promissory note of such purchaser payable in five or fewer equal annual installments, bearing interest at the rate of six percent (6%) per annum and secured by the Stock purchased; provided that in no event shall an amount exceeding thirty percent (30%) of the total purchase price be paid in any calendar year unless the total balance of such price then remaining unpaid is paid in such year. Such check and notes shall be actually delivered to the selling Shareholder or sent by certified or registered mail, return receipt requested, to the address of the Selling Shareholder. In the latter case, delivery shall be deemed to have been made to the selling Shareholder upon the deposit of such documents in the mails.

     (g) The Company and the Shareholders shall exercise their options to purchase Stock hereunder by actual delivery to the selling Shareholder of a written notice of intent to purchase such Stock or by sending such notice by certified or registered mail, return receipt requested, properly stamped and addressed to the address of the selling Shareholder. Upon the exercise of an option, the purchaser shall be obligated to make payment at the closing as provided in paragraph 2(f).

3. Life Insurance.

     (a) To provide a fund with which to purchase Stock upon the death of a Shareholder, the Company may apply for insurance on the lives of the Shareholders. The Company shall be the owner and beneficiary of all insurance policies issued pursuant to such applications. The Company shall pay all premiums on such insurance policies and shall give proof of payment to the Shareholders within twenty (20) days after the due date of each premium. If any premium on any such policy shall not be paid within twenty (20) days after its due date, the person insured under such policy shall have the right to pay such premium and be reimbursed by the Company. The Company shall be the sole owner of such policies and may apply any dividends toward the payment of premiums, but during the term of this Agreement the Company shall not exercise any rights under the policies or modify or impair any of the values of such policies Without the written consent of all Shareholders. The policies covered by and subject to this Agreement shall be listed in the Insurance Exhibit, which shall be attached hereto and is hereby incorporated into this Agreement by reference for all purposes. Upon the death of any Shareholder insured by any such policy, the Company shall collect all proceeds of such policy, and such proceeds shall be applied by the Company to purchase, under section 4 hereof, the stock of such decedent. If, however, the proceeds of the policy exceed the purchase price of the Stock of such decedent, the Company shall retain such excess proceeds.

     (b) Each insurance policy on the life of a Shareholder obtained by the Company pursuant to this Agreement may be purchased by such Shareholder at his option (the "Option") upon the happening of either of the following events:
(1) the termination of such Shareholder's ownership of all his Stock for any reason other than death or (2) the termination of this Agreement. The Option shall be exercised by payment to the Company within ninety (90) days from the date of the event giving rise to the Option (the "Date") of an amount equal to the cash surrender value of each policy as of the Date, minus the amount of any indebtedness outstanding against such policy, plus an amount equal to the portion of any premium paid which covers the period beginning with the Date.

4. Sale of Stock Upon Death of a Shareholder.

     (a) Upon the death of a Shareholder, the Company shall have the option to purchase all his Stock, and each deceased Shareholders spouse and his executor or administrator, upon exercise of such option by the Company, shall be obligated to sell such stock to the Company. Such sale shall be consummated within six (6) months after the date of death of the deceased Shareholder. The price per share at which such Stock shall be purchased shall be an amount equal to the purchase price determined as provided in paragraph 2(e) and payable as provided in paragraph 2(f) hereof or in this section 4, whichever is applicable. If the proceeds of any insurance policies obtained on the life of the deceased Shareholder pursuant to this Agreement are not equal to or in excess of the purchase price of the Stock of such deceased Shareholder, then:

          (1) If the proceeds are equal to or in excess of twenty-five percent (25%) of the purchase price determined under paragraph 2(e) of the Stock being acquired by the Company. The balance shall be evidenced by the promissory of the Company payable in five (5) or fewer equal annual installments bearing interest at the rate of six percent (6%) per annum and secured by the Stock purchased; or

            (2) If the proceeds of the insurance policy are less than twenty-five percent (25%) of the purchase price determined under paragraph 2(e) of the Stock being acquired by the Company. The difference between the amount of such proceeds and twenty-five percent (25%) of such purchase price shall be paid in cash upon closing, and the balance shall be evidenced by the promissory note of the Company payable in five (5) or fewer equal installments bearing interest at the rate of six percent (6%) per annum and secured by the Stock purchased. If the Company, nevertheless, is unable at that time lawfully to purchase all the stock of the deceased Shareholder, the obligation of the Company to buy and the obligation of the deceased Shareholder's executor or administrator and the deceased shareholder's spouse to sell the remaining shares which the Company could not lawfully buy shall continue until such time as the Company may lawfully discharge such obligation and, in addition, paragraphs 2(d) through 2(g) shall apply to all such remaining shares, the date of the effectiveness of the option of the surviving Shareholders being, for purposes of this paragraph 4(c), the date upon which the six (6) month period following the death of such deceased Shareholder expires. In the event of the exercise of the option granted by paragraph 2(d), the aforementioned continuing obligations to buy or sell shall be discharged.

5. Disposition Upon termination of the Marital Relationship. If the marital relationship of a Shareholder is terminated by death or divorce and such Shareholder does not succeed to his spouse's community interest in the Stock, he shall have the option to purchase all of his spouse's interest in the Stock, and his spouse or the executor or administrator of her estate shall be obligated to sell such Stock. The price per share at which such Stock shall be purchased shall be an amount equal to the purchase price determined as provided in paragraph 2(e) and payable as provided in paragraph 2(f). Such option must be exercised within ninety (90) days after such death or divorce. Should such Shareholder fail to exercise such option within such ninety (90) day period, such failure shall constitute an Offer, and the provisions of paragraph 2(c) through 2(g) shall apply. The date of the Offer shall be the ninety-first (91st) day after such death or divorce.

6. Endorsement of Stock certificates. All certificates of Stock of the Company now owned or that may hereafter be acquired by the Shareholders shall be endorsed on the back thereof as follows:

      "Reference is hereby made to that certain Shareholder Agreement dated as of December 23, 1999 which restricts the transfer of securities, a copy of which Shareholder Agreement is on file at the principal place of business and registered office of Cybertel Communications Corp. subject to the rights of reasonable examination by Shareholders of said corporation."

Such certificates shall be endorsed on the front thereof as follows:

          "See restrictions on reverse side hereof".

7. Involuntary Disposition. Prior to or upon any involuntary Disposition of Stock, the Shareholder who owns such Stock or his representative shall send written notice thereof by certified or registered mail, return receipt requested, disclosing in full to the Company and the other Shareholders the nature and details of such involuntary Disposition, and the provisions of Paragraph 2(c) through 2(g) shall apply; provided that the option of the Company pursuant to Paragraph 2(c) shall be for ninety (90) days from the later of such involuntary Disposition or the sending of such notice.

8. Notice. In the event a notice or other document is required to be sent hereunder to the Company or to any Shareholder or spouse of a Shareholder, such notice or other document shall be sent by registered or certified mail, return receipt requested, to the party entitled to receive such notice or other document at the address reflected below or listed by a party hereto or at such other address as such party shall request in a written notice, sent to the Company and all Shareholders and spouses of Shareholders:

                    Cybertel Communications Corp.
                    4275 Executive Square #510
                    La Jolla, CA 92037

9. Miscellaneous Provisions.

     (a) This Agreement shall be subject to and governed by the laws of the State of California.

     (b) Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

     (c) This Agreement shall be binding upon the Company, the Shareholders, the spouses of the Shareholders and their heirs, executors, administrators, successors and assigns.

     (d) This Agreement may be Amended from time to time by an instrument in writing signed by all those who are parties to this Agreement at the time of such amendment, such instrument being designated on its face as an "Amendment" to this Agreement.

     (e) This Agreement shall terminate automatically upon the bankruptcy or dissolution of the Company, upon the occurrence of any event that reduces the number of Shareholders to one or upon the deaths of all the Shareholders within a period of sixty (60) days. In the last event, the ownership of the Stock of the Company which existed immediately prior to the death of the first Shareholder in such 60 day period shall not be altered by this Agreement. This Agreement may also be terminated by an instrument in writing signed by all those who are parties to this Agreement at the time of the signing of such instrument.

     (f) Any Shareholder who sells his Stock shall cease to be a party to this Agreement and shall have no further rights hereunder.

     (g) The spouses of the Shareholders are fully aware of, understand, and fully consent and agree to the provisions of this Agreement and its binding effect upon any community property interests they may now or hereafter own, and agree that the termination of their marital relationship with any Shareholder for any reason shall not have the effect of removing any Stock of the Company otherwise subject to this Agreement from the coverage thereof and that their awareness, understanding consent and agreement are evidenced by their signing this Agreement and initialing this paragraph.

                                                Initial
                        SHAREHOLDER

                        SPOUSE

     (h) Any attempted Disposition in breach of this Agreement shall be void and of no effect, and shall constitute an Offer, and the provisions of paragraphs 2(c) and 2(g) shall apply thereto; provided that the date of the Offer for purposes of this paragraph 9(h) shall be deemed to be the date as of which the Company has actual knowledge of such attempted Disposition. Each party hereto acknowledges that a remedy at law for any breach or attempted breach of Sections 2, 4, 5 and 7 of this Agreement will be inadequate, agrees that each other party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive any requirement for the securing or posing of any bond in connection with the obtaining of any such injunctive or other equitable relief.

(i) The Company hereby agrees not to issue or sell shares of its Stock to any person who is not already a party hereto unless such person and his spouse agree to become parties to this Agreement contemporaneously with the issuance of such shares. Any such person and his spouse shall become parties to this Agreement by the execution of an Addendum Agreement in the form attached hereto as Exhibit "A", which Addendum Agreement shall bind them to, and grant them the benefits of, this Agreement as though they were original parties hereto. For this purpose all the Shareholders hereby appoint the Company as their agent and attorney to execute such Addendum Agreement on their behalf and expressly bind themselves to the Addendum Agreement by the Company's execution of that Agreement without further action on their part. Immediately upon the execution of an Addendum Agreement by such person, his spouse and the Company. Action shall be taken by the Shareholders to incorporate the Addendum Agreement by reference into the By Laws of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple counterparts each of which shall be deemed an original on the date and year first above written.

SHAREHOLDER                   SPOUSE

Print Name                    Print Name

Address                       Address

                            SCHEDULE A

                       LIST OF SHAREHOLDERS

        Name                                 No. Company's
                                                Shares
Rick Hupe and Roxanne Hupe,                  160,565
husband and wife
Michael Foster and Linda K.                  170,538
Foster, husband and wife
Danny Salinas and Marilyn                    149,221
Salinas, husband and wife
Fred Heald                                    99,730
Bill Brisby and Patricia Brisby,               9,973
husband and wife
William M. Belding                             9,973
Paul Mills                                   100,000
Six M Irrevocable Family Trust               127,506

                                Exhibit A

                            ADDENDUM AGREEMENT

    ADDENDUM AGREEMENT made this        day of             by and
between                ("New Shareholder') and       the New
Shareholder's spouse, Cybertel Communications Corp., a Nevada corporation (the "Company"), and the other Shareholders (the "Shareholders") of the Company, who are parties to that certain Agreement, dated
(the "Agreement'), between the Company and its Shareholders.

                                  W I T N E S S E T H:

WHEREAS, the Company and the Shareholders and their respective spouses entered into the Agreement to impose certain restrictions and obligations upon themselves and the shares of the stock (the "Stock") of the Company; and

WHEREAS, the New Shareholder is desirous of becoming a Shareholder of the Company; and

WHEREAS, the Company and the Shareholders have required in the Agreement that all persons being offered Stock must enter into an Addendum Agreement binding the New Shareholder and the New Shareholder's spouse to the Agreement to the same extent as if they were original parties thereto, so as to promote the mutual interests of the Company, the Shareholders and the New Shareholder by imposing the same restrictions and obligations on the New Shareholder and the shares of Stock to be acquired by him as were imposed upon the Shareholders under the Agreement,

NOW THEREFORE, in consideration of the mutual promises of the parties, and as a condition of the purchase of Stock in the Company, the New Shareholder and his spouse acknowledge that they have read the Agreement. The New Shareholder and his spouse shall be bound by, and shall have the benefit of, all the terms and conditions set out in the Agreement to the same extent as if they were "Shareholders" as defined in the Agreement. This Addendum Agreement shall be attached to and become part of the Agreement.




                                   New Shareholder


                                          Spouse of New Shareholder

AGREED to on behalf of the Shareholders and the Company pursuant to section 9(i) of the Agreement.
                                          Cybertel Communications Corp.



                                   Its President

                            Exhibit 5

                             finders

                               NONE

                            Exhibit 6

                    Telenomics Promissory Note